                                                                    EXHIBIT 3.28

                           ARTICLES OF INCORPORATION

                                       OF

                          WAYNE WILCOX TRUCKING, INC.


TO THE SECRETARY OF STATE
STATE OF OKLAHOMA:

         We, the undersigned Incorporators, whose names and addresses are shown below, being persons legally competent to enter into contracts, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE I

                                      Name

         The name of this Corporation is:

                          WAYNE WILCOX TRUCKING, INC.


                                   ARTICLE II

                          Registered Office and Agent

         The name of the registered agent of this Corporation in the State of Oklahoma, his address and the address of the registered office of this Corporation in the State of Oklahoma, which is the same as the address of its registered agent, are:

                                  Wayne Wilcox
                                 420 N. Walnut
                             Erick, Oklahoma  73645


                                  ARTICLE III

                                    Duration

         The duration of the Corporation is perpetual.


                                   ARTICLE IV

                            Objectives and Purposes


         4.1 Personal Property. To manufacture, assemble, construct, distribute, purchase, acquire, own, hold, use, buy, sell, convey, grant assign, transfer, exchange, lease, (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge, and hypothecate goods, wares, merchandise, vehicles and all other personal property of any kind or description and any interest or right therein.

         4.2 Transportation Equipment. To purchase, acquire, own, hold, use, buy, sell, convey, grant, assign, transfer, convey in trust, pledge, and hypothecate any and all types of transportation equipment and to apply for, receive and hold licenses and certificates of convenience and necessity for the operation of truck lines or other transportation facilities for the transportation and delivery of the products and merchandise of the corporation, for its own benefit or for the account of its customers or principals.

         4.3 Real Estate. To purchase, acquire, own, hold, use, buy, sell, convey, grant, assign, transfer, exchange, lease, (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge, hypothecate, subdivide, manage, improve, cultivate, develop, maintain, construct, operate, and generally deal in and with any real estate, improved or unimproved, as may be now or hereinafter permitted by the Constitution and laws of the State of Oklahoma and wheresoever situated within or without the State of Oklahoma.

         4.4 Oil, Gas, and Mineral Interests. To purchase, acquire, own, hold, use, buy, sell, convey, grant, assign, transfer, exchange, lease (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge, hypothecate, invest, trade, work, prospect and develop royalties, working interests mines, mineral rights of all kinds, mineral bearing lands and hydrocarbon products, oil, gas and mineral leases, mill sites, subsoil and surface deposits, water rights, terminal facilities and any and all rights and interests therein.

         4.5 Contracts. To enter into, make, perform and carry out contracts with any person, partnership, firm, association or corporation, municipality, country, parish, state, territory, government (foreign or domestic) or other municipal or governmental subdivision.

         4.6 Partnerships. To become a partner (either general or limited or both) and to enter into agreements or partnership with one or more other persons, trusts, associations, partnerships, firms, corporations or other entities, for the purpose of carrying on any business whatsoever.

         4.7 Acquisitions of Other Businesses. To purchase, acquire, own, hold, use, buy, sell, convey, grant, assign, transfer, exchange, lease (as lessor or lessee), rent, sublet,





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
mortgage, convey in trust, pledge and hypothecate the goodwill, business (as a going concern or otherwise), property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, trust, association, partnership, firm, corporation or other entity; and to acquire any property or business; (a) by purchase of the assets thereof, wholly or in part; (b) by acquisition of the shares or any part thereof; or (c) in any other manner; and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the goodwill, business, property, rights, franchises and assets so acquired and to conduct in any lawful manner, the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

         4.8 Governmental Privileges. To apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy, any benefit, right, privilege, prerogative, grant, concession or power conferred by, acquired under or granted by a statute, ordinance, order license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant.

         4.9 Stocks, Bonds and Other Corporate or Trust Interests. To subscribe or cause to be subscribed for, and to purchase, acquire, own, hold, use, buy, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, rights, units, interests, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other person, trust, association, partnership, firm, corporation, or other entity, now or hereafter existing, and whether created by the laws of the State of Oklahoma or of any other state, territory or country; and to operate, manage and control such properties or any of them, either in the name of such other entity or in the name of this corporation, and while the owner of any of such shares of capital stock, to exercise all of the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

         4.10 Promotion of Related Organizations. To promote or to aid in any manner, financially or otherwise, any person, trust, association, partnership, firm, corporation or other





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
entity of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose, to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such person, trust, association, partnership, firm, corporation or other entity; and to do any other act or thing designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other obligations of such person, trust, association, partnership, firm, corporation or other entity; and to do any other act or thing designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures, or other securities or evidences of indebtedness.

         4.11 Power to Borrow and Lend. To borrow and lend money and to make all necessary contracts either to borrow or to loan money, and to secure or take security for the same as the corporation may desire.

         4.12 Issuance of Bonds, Notes, and Other Interests. To issue bonds, notes, debentures, or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise accrue its own bonds, debentures, or other evidences of its indebtedness or obligations, to purchase hold, sell, and transfer the shares of its own capital stock to the extent and in the manner as may be now or hereafter permitted by the laws of the State of Oklahoma.

         4.13 Power to Deal With Own Stock. To purchase or otherwise acquire, from time to time, shares of its own capital stock, and to own, hold, sell, transfer, or reissue such shares.

         4.14 Patents and Other Privileges. To purchase, acquire, own, hold, use, buy, sell, convey, grant licenses in respect of, assign, transfer, exchange, lease (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge, and hypothecate letters patents of the United States or any foreign country, patent right licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names.

         4.15 Research and Development. To conduct and carry on directly or indirectly, research, development and promotional or experimental activities, and to promote or aid, financially or otherwise, any person, trust, association, partnership, firm, corporation or other entity engaged in such activities.





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
         4.16 Offices. To have one or more offices within or without the State of Oklahoma; to carry on all or any of its operations, and to conduct its business so far as permitted by law, in any and all states, territories, possessions and dependencies of the United States, in the District of Columbia and in foreign countries.

         4.17 Manner of Participation. To carry out any business whatsoever and/or all or any of the foregoing objects and purposes and principal, agent, partner, or as a member of, or as the owner or holder of any stock of, or shares of interest in, any trust, association, partnership, firm, corporation, or other entity.

         4.18 Additional Powers. To exercise such additional powers as may be necessary, appropriate or desirable for the accomplishment or attainment of any of the foregoing objects or purposes, alone or jointly, with any person or entity, and to have and to exercise all the powers conferred by the laws of Oklahoma upon corporations, as such laws are now in effect or may at any time hereafter be amended.

         The foregoing statement of objects, purposes and powers shall not be limited or restricted by any reference to or inference from the terms or provisions of this or any other article of these Articles of Incorporation, but shall each be regarded as independent objections, purposes and powers, and the enumeration of specific objections, purposes and powers may not be construed to limit or restrict in any manner the meaning of general terms or the general powers of this corporation now or hereafter conferred by the laws of the State of Oklahoma; nor shall the expression of one thing be deemed to exclude another, though it be of like nature not expressed.


                                   ARTICLE V

                     Authorized Stock and Stock Attributes

         5.1 Authorized Stock: The aggregate number of shares which the corporation shall have authority to allot is 50,000, divided into one class. The designation of each class, the number of shares for each class, and the par value of the shares of each class are as follows:

CLASS               NUMBER OF SHARES        PAR VALUE          TOTAL VALUE
Common                   50,000               $1.00              $50,000





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
         5.2 Series of Stock. The Board of Directors may divide any class of shares into series and may fix and determine the relative attributes of series so established, as follows:

         A. The number of designation of series of shares in any class and the number of shares in any series, provided that no allotted shares, except in the exercise of conversion rights, be shifted from one series or class to another series or class, or otherwise have their attributes altered.

         B. The dividend rate of any unallotted shares of any series or class.

         C. The terms and conditions of conversion of any unallotted convertible shares of any class or series.

         D. The redemptive price and terms and conditions of redemption of any unallotted shares of any series or class.

         E. The liquidation price of any unallotted shares of any series or class.

         5.3 Limitations as to Stock. The Board shall not create a sinking fund in respect to any series unless provisions for a sinking fund, at least as beneficial to all allotted shares of the same class, shall either then exist or at that time be created or provided for. At least one class of shares shall have full voting privileges, except as limited or restricted by voting privileges contingently or temporarily conferred upon some other class or classes of shares. All shares of any one class shall have the same voting privileges and restrictions, unless a class be divided into series; and in such case, all the shares of any one series shall have the same voting rights, preferences, privileges, and restrictions. No shares, with or without par value, shall be allotted by such corporation except in consideration of money or property, including intangibles actually received, labor or services actually surrendered, cancelled, or reduced, or funds or other assets transferred from surplus to stated capital upon the allotment of a share dividend. The Board of Directors shall determine and state by resolution in monetary terms the fair value to the corporation of any consideration other than money for which such shares are allotted. Shares for which the consideration shall have been received, performed or surrendered to the corporation shall be fully paid and non-assessable. The Directors may allot shares having par value for such consideration not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.





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
                                   ARTICLE VI

                                 Stated Capital

         The amount of stated capital with which this Corporation will begin business is Five Hundred Dollars ($500.00), which has been fully paid in.


                                  ARTICLE VII

              Shares To Be Allotted Before Commencing Business

         The number of shares to be allotted by this Corporation before it begins business, and the consideration received by the corporation therefor, are:

         Number of Shares                        Consideration Received
         ----------------                        ----------------------
              500                                         $500.00

                                  ARTICLE VIII

                                   Directors

         The number of Directors of this Corporation shall be as specified in the By-laws, and such number may from time to time be increased or decreased under the By-laws or any amendment or change thereto; provided, however, that the number of Directors of the Corporation shall at no time be less than three
(3) nor more than five (5) in number. The number of Directors to be elected at the first meeting of the shareholders is three (3). Directors and officers need not be shareholders. In case of vacancies in the Board of Directors, a majority of the remaining members of the Board, even though less than a quorum, may elect Directors to fill such vacancies to hold office until the next annual meeting of the shareholders.


                                   ARTICLE IX

                                Internal Affairs

         The following provisions will regulate the internal affairs of the corporation:

         9.1 By-laws. The By-laws for the governing of this corporation may be adopted, amended, altered, repealed, or re-adopted by the Board of Directors at any stated or special meeting of such board, but the powers of such directors in





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
this regard shall at all times be subject to the rights of the shareholders to alter or repeal such By-laws at any annual meeting of shareholders, and the power of the Board of Directors shall not extend to any amendment of the By-laws respecting the number, qualifications, classifications, or terms of office of the members of the Board of Directors.

         9.2 Transactions Involving Related Parties. No contract or other transaction between this Corporation, whether or not a majority of shares of the capital stock of such other corporation is owned by this corporation, and no act of this Corporation shall in any way be affected by the fact that any of the Directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation; any Director individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been made known to the Board of Directors, or a majority thereof, and any Director of this Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction and may vote at such meeting to authorize such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         9.3 Indemnification. This corporation shall indemnify and all persons who may serve or who have served at any time as Directors or officers and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been Directors or officers or a Director or an officer of the Corporation, except in relation to matters as to which any such Director or officer or former Director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his fraud, gross negligence or gross misconduct involving the Corporation in the performance of his duties. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or otherwise.





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
         9.4 No Right to Dissent. No right to dissent shall exist in behalf of any shareholder as to any corporate action if such action shall be approved by the vote or written consent of the holders of at least ninety percent (90%) of all outstanding shares of the corporation, nor shall any such right to dissent exist in behalf of the holders of the shares of any class or classes of stock if such corporate action be approved by the vote or written consent of the holders of at least ninety percent (90%) of all outstanding shares and of at least three-fourths (3/4) of the shares of such class or classes.


                                   ARTICLE X

                               Additional Powers

         In furtherance and not in limitation of the power conferred by the laws of the State of Oklahoma, the Board of Directors of this Corporation is expressly authorized.

         10.1 Encumbrances. To authorize and cause its officers to execute mortgages and liens upon, and grant security interests in, the property, both real and personal, and upon the franchises of this Corporation; and

         10.2 Committees. To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each to consist of one or more Directors, which committees, to the extent provided in such resolution or in the By-laws of this Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this Corporation and shall have power to authorize the seal of this Corporation to be affixed by its officers to all papers which may require it.
A majority of the stock issued and outstanding of this Corporation having voting power may in the By-laws confer power additional to the foregoing upon the Directors in addition to the powers and authorities expressly conferred upon them by law.

         Signed at Erick, Oklahoma, this  29th day of August, 1985.



                                              /s/ WAYNE WILCOX
                                            --------------------------------
                                            Wayne Wilcox
                                            420 N. Walnut
                                            Erick, OK  73645

                                             /s/ DANNY WILCOX
                                            --------------------------------
                                            Danny Wilcox
                                            P.O. Box 503
                                            Erick, OK  73645



                                             /s/ JUANITA WILCOX
                                            --------------------------------
                                            Juanita Wilcox
                                            420 N. Walnut
                                            Erick, OK  73645


STATE OF OKLAHOMA                 )
                                  )  ss.
COUNTY OF BECKHAM                 )

         Before me, a Notary Public in and for said County and State, on this 29th day of August, 1985, personally appeared Wayne Wilcox, Danny Wilcox and Juanita Wilcox, to me known to be the identical persons who executed the foregoing Articles of Incorporation and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.



                                            /s/ Shirley Wilcox
                                            --------------------------------
                                            Notary Public


My Commission Expires:

   Feb. 11, 1989
-----------------------
(SEAL)

                        AFFIDAVIT AS TO PAID IN CAPITAL


STATE OF OKLAHOMA                 )
                                  ) ss.
COUNTY OF BECKHAM                 )


         The undersigned, of lawful age, being first duly sworn, each for himself, deposes and says:

         That they are the incorporators of the above named proposed corporation, and that the amount of the stated capital with which said corporation will being business, as set out in its attached Articles of Incorporation, has been fully paid in.


                                           /s/ WAYNE WILCOX
                                           --------------------------------
                                           Wayne Wilcox


                                           /s/ DANNY WILCOX
                                           --------------------------------
                                           Danny Wilcox


                                           /s/ JUANITA WILCOX
                                           --------------------------------
                                           Juanita Wilcox


       Subscribed and sworn to before me this  29th  day of August, 1985.



                                           /s/      Shirley Wilcox
                                           --------------------------------
                                           Notary Public


My Commission Expires:

  Feb. 11, 1989
------------------------
(SEAL)

                             ARTICLES OF AMENDMENT
                          WAYNE WILCOX TRUCKING, INC.
                            AND OKLAHOMA CORPORATION


                                  ARTICLE ONE

         The name of the corporation is Wayne Wilcox Trucking, Inc.

                                  ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted on October 10, 1985, on the recommendation of the Board of Directors:

         (1) THAT ARTICLE ONE of the Articles of Incorporation be amended so as to hereafter read as follows:

                 "The name of this corporation is Pool Production Services, Inc."

         (2) This amendment replaces all of ARTICLE ONE of the Articles of Incorporation.

                                 ARTICLE THREE

         The number of shares of the corporation outstanding and entitled to vote at the time of such adoption was ten.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was ten; the number of shares voted against was -0-.

                                        WAYNE WILCOX TRUCKING, INC.


                                        By /s/ Cy Helm
                                          -------------------------------------
                                          President


                                        By /s/ G. Arms
                                          -------------------------------------
                                          Ass't Corporate Secretary


         SWORN to before me on this 14th day of October, 1985.

                                          /s/ Connie G. Hill
                                          -------------------------------------
                                          Notary Public in and for
                                             the State of Texas


My commission expires:

        11/2/88
----------------------

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         POOL PRODUCTION SERVICES, INC.



TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:


         The undersigned, pursuant to the provisions of Section 1080 of the Oklahoma General Corporation Act, hereby execute and submit the following Restated Articles of Incorporation which restate and integrate and further amend the Articles of Incorporation, as originally filed on September 11, 1985, and as heretofore amended, of Pool Production Services, Inc. (originally Wayne Wilcox Trucking, Inc.):


                                   ARTICLE I
                                      Name

         The name of this Corporation is Pool Production Services, Inc.


                                   ARTICLE II
                          Registered Office and Agent

         The address of the registered office of this Corporation in the State of Oklahoma, and the name of the Corporation's registered agent at such address are:

                            The Corporation Company
                          735 First National Building
                         Oklahoma City, Oklahoma  73102


                                  ARTICLE III
                                    Purposes

      The purpose or purposes for which the Corporation is organized are:

         (1) To engage in motor transportation and hauling of all oil field liquid, supplies and equipment; and

         (2) To engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma.

                                   ARTICLE IV
                               Authorized Shares

         The aggregate number of shares which the Corporation is authorized to issue is:

         Class                    No. of Shares               Par Value
         -----                    -------------               ---------
         Common                       50,000                    $1.00

                                   ARTICLE V
                                Internal Affairs

(1) Shareholders shall have preemptive rights to purchase additional shares of stock as may be allotted from time to time.

(2) The power to alter, amend or repeal by-laws or to adopt any new by-laws is conferred upon the shareholders.

(3) Each holder of stock of the Corporation entitled to vote shall be entitled to one vote for each share held. At each election of directors each shareholder entitled to vote at such election shall have the right to vote, in accordance with the provisions of the Oklahoma General Corporation Act, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote; cumulative voting is expressly prohibited.

         The foregoing Restated Articles of Incorporation, which replace and supersede in their entirety the existing Articles of Incorporation, were duly adopted in accordance with 18 O.S. Section 1080.

         IN WITNESS WHEREOF, we have hereunto set our hands this 21st day of NOVEMBER, 1986.


ATTEST:                                 POOL PRODUCTION SERVICES, INC.



/s/ G.G. ARMS                           By: /s/ J.W. CASEY
-----------------------------------        ----------------------------------
G.G. Arms                                  J.W. Casey
Assistant Corporate Secretary              President